EX-1.01 (Exhibit 1.01)

Conflict Minerals Report of Ormat Technologies, Inc.

For the Year Ended December 31, 2021

Introduction:

We are a Delaware corporation, whose shares of common stock are listed on the New York Stock Exchange and on the Tel Aviv Stock Exchange and are registered with the Securities and Exchange Commission (the "SEC").

We are a leading vertically integrated company that is primarily engaged in the geothermal energy power business. Ormat is leveraging its core capabilities and global presence to expand its activity in recovered energy generation and into different energy storage services and solar photovoltaic (PV) (including hybrid geothermal and solar PV as well as energy storage plus Solar PV).

Ormat aims to become a leading global provider of renewable energy and has adopted a strategic plan to focus on several key initiatives to expand its business.

This is the Conflict Minerals Report (this "Report") of Ormat Technologies, Inc. ("Ormat", the "Company" or "we") for the reporting period from January 1, 2021 to December 31, 2021, which has been prepared in accordance with Rule 13p-1 (“Rule 13p-1”), promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 13p-1 requires every registrant that files reports with the SEC under Sections 13(a) or 15(d) of the Exchange Act to disclose certain information when the registrant manufactures or contracts to manufacture products and when the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, the “Conflict Minerals” or “3TG”), that originate, or are likely originate, in the Democratic Republic of the Congo (the “DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

As part of Ormat's sustainability approach, our Supplier Code of Conduct and Code of Business Conduct and Ethics outlines the Company‘s overall principles and commitments to legal compliance, ethical conduct, human rights, anti-corruption, labor rights and environmental protection. These high expectations extend to Ormat's partners, subcontractors and suppliers. We have adopted a policy (the “Conflict Minerals Policy”) with respect to our sourcing of Conflict Minerals, which was developed in accordance with the Organization for Economic Co-operation and Development (“OECD”) guidance, and we implement a comprehensive Conflict Minerals program aimed to ensure responsible sourcing. Our Conflict Minerals Policy is available at http://www.ormat.com/social-responsibility-and-sustainability.

Unless otherwise defined herein, defined terms used in this Report have the meaning ascribed to such terms in Rule 13p-1 and Form SD.

1.	Overview

Company Overview

Ormat and its subsidiaries currently conduct business activities in the following three business segments:

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Electricity Segment: In this segment, we develop, build, own and operate geothermal, solar PV and recovered energy-based power plants in the United States and geothermal power plants in other countries around the world and sell the electricity they generate.

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Product Segment: In this segment, we design, manufacture and sell equipment for geothermal and recovered energy-based electricity generation and remote power units and provide services relating to the engineering, procurement, and construction of geothermal, and recovered energy-based power plants.

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Energy Storage Segment: In this segment, we own and operate grid connected In Front of the Meter (IFM) BESS facilities, which provide capacity, energy and ancillary services directly to the electric grid. We derived all of our Energy Storage segment revenues from our operations in the United States. We plan to accelerate long-term growth in the Energy Storage segment market to establish a leading position in the United States.

Our customers for the Product segment are contractors, geothermal power plant owners and geothermal power plant developers and operators.

For more information about Ormat, please visit www.ormat.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference herein.

Supply Chain

In accordance with applicable SEC rules, we conducted due diligence on the source and chain of custody of the Conflict Minerals used in our Product Segment. We concluded that no such examination is necessary with respect to the Electricity Segment or the Energy Storage Segment because neither of these segments involves the offer of products by the Company to third parties for consideration.

In connection with our manufacturing activities in the Product Segment, we identified certain Conflict Minerals that are used by us and that are necessary to the functionality and production of our products with regards to the following raw materials or components: steel (low and high grade), electronic cards and electronic cables (including tin plating). These materials are purchased from our network of suppliers. As a downstream company that does not work directly with the smelters or refiners of the necessary Conflict Minerals, we work with our large network of international suppliers to obtain information on the likely source and chain of custody of those necessary Conflict Minerals and often there are multiple tiers between the 3TG mines and our direct suppliers. Therefore, we rely on our direct Tier 1 suppliers to cooperate with us and work with their own upstream suppliers or subcontractors to provide us with information on the origin of the 3TG in the components we purchase from them that are necessary to the functionality or production of our products. In order to overcome certain challenges in receiving accurate information from a complex supply chain, Ormat has communicated its Conflict Minerals Policy to our suppliers, and has adopted the Responsible Minerals Initiative's ("RMI") reporting template for surveying suppliers, i.e. the Conflict Minerals Reporting Template ("CMRT") of at least version 6.01 or above.

2.	Reasonable Country of Origin Inquiry (RCOI)

Ormat has conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the necessary Conflict Minerals originated, or likely originated, in the DRC or Covered Countries or originated entirely from "recycled or scrap sources" (as such terms are defined in Rule 13p-1). In parallel, we conduct due diligence on our mineral supply chain in order to investigate, to a reasonable degree of accuracy, the likely source and chain of custody of the necessary Conflict Minerals used in our products or product components that is sourced from our global network of suppliers.

As part of our RCOI, we employed several methods to assess whether the necessary Conflict Minerals in our products originated, or likely originated, in the DRC or the Covered Countries, including the following:

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Conducted an internal assessment and analysis of our products manufactured or contracted to manufacture in 2021 to determine which products contain or may contain Conflict Minerals that are necessary to the functionality or production of those products.

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Compiled a list of applicable suppliers based on relevant product categories that Ormat purchased from during the calendar year 2021, which list was issued using the Ormat Management System (“OMS”) by information technology developers and according to the criteria defined by the OMS manager and the purchasing manager. For calendar year 2021, the list included a total of 1,479 suppliers. Each supplier has a "Purchase Types" field, which contains one of the following values: Services, BOM, Office supplier, Goods and Capital Expenditure. Only the suppliers with "BOM" values in the "Purchase Types" field were applicable for the RCOI under Rule 13p-1.

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In order to identify and assess risks in the supply chain, we undertook a risk-based approach and engaged the suppliers representing approximately 90% of our 2021 expenditures on procurement for the Product Segment. On that basis, Ormat's final direct Tier 1 suppliers list ("relevant suppliers") included a total of 90 suppliers for the calendar year 2021 supply chain inquiry.

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Contracted a third-party service provider to assist us with the survey of suppliers. Through this third-party service provider, we sent letters to our relevant suppliers to explain Rule 13p-1 and to refer the suppliers to online training materials and instructions.

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Solicited information from our relevant suppliers of raw materials and components of products using the standard template of the independent third-party audit body, the Responsible Minerals Initiative (“RMI”), known as the Conflict Minerals Reporting Template (“CMRT”). We requested that our suppliers provide at least version 6.01 of the CMRT

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Reviewed the responses that we received and followed up on inconsistent, incomplete, and inaccurate responses. We sent reminders to suppliers who did not respond to our requests for information or to suppliers whose responses required further clarification, as per the expectations noted above. We compared information received from our direct suppliers on their relevant smelters or refiners against the list of facilities that have been validated by RMAP, receiving a "conformant" or "active" status, as well as the documented country of origin information as provided in the declarations from the suppliers. The complete list of smelters or refiners identified in the scope of our supply chain inquiry is included as Annex 1 hereto and the complete list of counties of origin, or likely countries of origin, to the best of our knowledge, is included in Annex 2 hereto.

Currently, we do not have sufficient information from our suppliers to determine the complete list of countries of origin of the Conflict Minerals used in our products or the facilities used to process those Conflict Minerals. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in the DRC or Covered Countries or are not entirely from recycled or scrap sources.

Based on these results, Ormat conducted due diligence activities and described these activities in this Report.

3.	Due Diligence Framework

We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016) and related Supplements (the “OECD Due Diligence Guidance”). We design our due diligence measures according to the recommendations of the OECD Due Diligence Guidance for downstream companies that have no direct relationships to smelters or refiners.

4.	Due Diligence Measures

Our due diligence efforts for the reporting period from January 1, 2021 to December 31, 2021 included the following steps as prescribed by the OECD Due Diligence Guidance:

4.1	Establish strong Company management systems for Conflict Minerals supply chain due diligence and reporting compliance

The Company implemented the following measures:

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Established a cross-functional Conflict Minerals steering committee comprised of representatives from procurement, legal and finance departments to direct the overall efforts of the Conflict Minerals compliance program, with the Senior Vice President of Finance as the process owner.

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Continued to implement our Conflict Minerals Policy with respect to sourcing of minerals from the DRC and the Covered Countries. Our Conflict Minerals Policy provides further clarification to the principles of the Code of Conduct and Ormat's Human Rights Approach, as outlined in our Human Rights & Labor Policy, regarding illegal trade of natural resources and promotes the procurement of minerals from credible and conflict-free sources. Pursuant to our Conflict Minerals Policy, we strive to ensure that purchased metals originate only from smelters or refiners that have been validated as being “conformant” or “active” by the RMI's RMAP; however the Company does not seek to eliminate sourcing from the DRC, or Covered Countries. In addition, we expect our suppliers to comply with the terms of our Conflict Minerals Policy and encourage them to define, implement and communicate to their sub-suppliers their own policies outlining their commitment to responsible sourcing of these materials, legal compliance and measures for implementation. The Company's Conflict Minerals Policy is available at: http://www.ormat.com/social-responsibility-and-sustainability.

●	Maintain a grievance mechanism through which concerns and violations of the Conflict Minerals Policy can be reported to Ormat:
●	online via our website www.ormat.com; or
●	by electronic mail to the following address: ormat@ormat.com.
●	Strengthened our engagement with suppliers by referring suppliers to training materials that included an overview of the applicable SEC rules and instructions on how to respond to the survey.
●	Required our suppliers to provide us the information required to perform our analysis of Conflict Minerals.
●	Implemented a requirement to maintain records relating to Conflict Minerals due diligence and responsible mineral sourcing for a minimum of five years.

4.2	Identify and assess risks in the supply chain

To identify risks in our supply chain, we undertook the following measures:

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We identified two risks in the supply chain: (i) the risk of not receiving timely and accurate information from the supplier; and (ii) the risk of not being able to replace a supplier, when aiming to move towards the goal of responsible sourcing of Conflict Minerals to ensure that the purchase and sourcing of such minerals does not benefit or fund the armed conflict and human rights abuses on-going in the DRC, Covered Countries, or in other conflict-affected areas. We have segmented our suppliers into three risk levels (high, medium and low) by referring to Conflict Minerals-related risks based on suppliers’ characteristics, including the extent to which the Company is dependent upon any particular supplier or, conversely, the availability of alternative suppliers. This segmentation allowed us to focus our risk mitigation efforts according to the supplier level of risk.

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As part of the risk assessment phase, Ormat decided to focus on the top approximately 90% of the purchasing spend in 2021. We have determined that, out of the responses received, 65.4% of Ormat's relevant suppliers have a policy in place that addresses the sourcing of Conflict Minerals.

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Responses received were subject to a "red flag" review. Responses that we identified as incomplete or inconsistent based on the red flag review process were marked for follow up. We identified the smelters or refiners that are likely a part of our mineral supply chain by conducting a supply chain survey using the CMRT (at least version 6.01 or higher), requesting suppliers to identify relevant smelters or refiners and country of origin, or likely country of origin, of the Conflict Minerals in products supplied to Ormat in 2021. In addition, we compared smelters and refiners identified by the supply chain survey against the list of facilities that received RMAP’s “conformant” and “active” designations. The RMAP is a program in which the RMI works with independent third-party auditors or cross-certification programs to audit the source, including mines of origin and chains of custody, of the Conflict Minerals processed by smelters and refiners that agree to undergo an audit or to take part in a cross-certification program.

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A smelter or refiner is considered RMAP “conformant” if the audited smelter or refiner has successfully completed an RMAP audit and maintains good standing in the program, through a continual validation process. These smelters or refiners have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.

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Smelters and refiners labeled as RMAP “active” by the RMI represent smelters and refiners that have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment or corrective-action phases of the assessment. The RMI notes on the active smelters list the names of any smelters or refiners that have left the “active” or “conformant” list and intend to re-enter the program.

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Downstream smelters or refiners may not take part in the RMAP. However, they may participate in the RMI’s Downstream Audit Program, an independent validation of companies’ sourcing practices outside of the RMAP audit process.

4.3	Design and implement a strategy to respond to identified risks

To address the risks in our supply chain, Ormat maintains a risk mitigation plan, which includes the following:

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Ormat expects its suppliers to define, implement and communicate to sub-suppliers their own policy, outlining their commitment to responsible sourcing of these materials, and legal compliance and measures for implementation. We also ask suppliers to work with sub-tier suppliers to ensure traceability of these materials at least to the smelter or refiner level (e.g., by using a recent version of the CMRT).

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Ormat's senior management, including the CEO, CFO, President Head of Products and Operations, EVP Electricity Segment, EVP Energy Storage and Business Development, and the Legal Counsel and Chief Compliance Officer, was updated with the risk analysis and risk management actions and outcomes.

●	Suppliers who provided incomplete or inconsistent responses were sent a corrective action letter for follow up, requesting clarification.
●	Suppliers that did not respond to our initial survey request were sent follow-up letters requesting that they provide the necessary information.
●	Should the Company find uncertified smelters or refiners in its suppliers’ responses, it will follow up with the supplier and ask for further clarifications or corrective action plans

Supply chain due diligence is a dynamic process that requires on-going risk monitoring. In order to ensure effective management of risks, we review the risk identification process and update the risk mitigation strategy accordingly.

4.4 Carry out independent third-party audit of smelter/refiner’s due diligence practices

We do not typically have direct relationships with 3TG smelters or refiners of Conflict Minerals and therefore do not perform direct audits of these entities. As a result, our due diligence efforts relied on independent third-party audit body and cross- industry initiatives, such as those led by the RMI, to conduct smelter or refiner due diligence.

4.5 Report annually on supply chain due diligence

Our Conflict Minerals Policy was adopted with a view to assuring compliance with Section 1502 of the Dodd Frank Act, which requires the filing of a Form SD and this Report with the SEC and disclosure of them on its publicly available Internet website. The Company's Conflict Minerals Reports can be viewed at: https://d18rn0p25nwr6d.cloudfront.net/CIK-0001296445/f4ff3164-7606-4d15-ac83-7643b36391cd.pdf

5	The Company’s Due Diligence Findings and Conclusions

We conducted a supply-chain survey of the 90 relevant suppliers that we identified as potentially contributing the necessary Conflict Minerals contained in our products in 2021. The overall response rate to this survey was approximately 52%. The responses included the names and locations of smelters or refiners (see Annex 1) and possible countries of origin, according to the information provided in our suppliers' declarations (see Annex 2).

As a downstream purchaser of products which contain Conflict Minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the Conflict Minerals. Our supply chain is complex and there are multiple tiers between the Company and the mines or facilities that process the necessary Conflict Minerals. Accordingly, we rely on our suppliers to provide information on the origin of the Conflict Minerals contained in components that are supplied to us to be included in our products.

We also rely, to a large extent, on information collected and provided by responsible mineral sourcing validation programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since we do not have direct contractual relationships with smelters and refiners, we rely on our direct suppliers and the entire supply chain to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. We directly seek sourcing data on a periodic basis from our direct suppliers as well as certain smelters and refiners. We ask that the data cover the entire calendar year covered by the Report, and we seek to use contract provisions requiring the suppliers to promptly update us in the event that the sourcing data changes.

Despite receiving responses from suppliers listing smelter or refiner names in their supply chain, the suppliers were unable to conclusively determine all of the specific smelters or refiners that were part of the supply chain of the components sold to Ormat in 2021. In light of inconclusive information, we are unable to determine and to describe the full list of facilities used to process 3TG in the Covered Products or their countries of origin. The below shows the RMAP status of smelters or refiners our suppliers identified in response to our due diligence, with the location of such smelters or refiners included in Annex 1. The Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain during the period covered by this Report.

Smelters or refiners verified as RMAP “Conformant” or “Active”:

Tantalum	34 of 37 (91.89%)
Tin	55 of 73 (75.34%)
Tungsten	43 of 48 (89.58%)
Gold	106 of 172 (61.63%)
Total	238 of 330 (72.1%)

Status of identified smelters or refiners:

RMAP Status	Number
RMAP “Conformant”	224
RMAP “Active”	14
Not RMAP “Conformant” or “Active”	92
Total	330

6. Steps to be taken to mitigate risk

The Company has taken, and intends to continue to take, steps to improve its due diligence processes. Due diligence is an ongoing, proactive and reactive process, and the Company is continually working to improve its methods and processes for identifying the source or likely source of the Conflict Minerals contained in its Covered Products. The Company plans to continue to inform suppliers of their role in the Company’s Conflict Minerals compliance program and to engage its suppliers to obtain current, accurate and complete information regarding their mineral supply chains. The Company intends to monitor the performance and efficiency of its due diligence efforts to ensure responsible sourcing in compliance with its Conflict Minerals Policy and increase transparency in its supply chain.

Specific steps the Company has taken and continues to take to manage risks include:

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Continue to work with our global supply chain to obtain current, accurate and complete information about the supply chain, ensure responsible sourcing, while also assuring compliance with certain international regulations.

●	Continue to strengthen communications with suppliers in order to improve the number of suppliers that respond to the company's supply chain surveys and requests for information.
●	Continue to improve due diligence efforts to ensure responsible sourcing in compliance with the Conflict Minerals Policy.
●	Continue to include or attempt to include a conflict minerals flow-down clause in new or renewed supplier contracts.

Cautionary Note Concerning Forward- Looking Statements

Information provided in this Report may contain statements relating to current expectations and plans that are "forward- looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward- looking statements generally relate to Ormat's plans, objectives and expectations for future plans and events and are based upon its management's current estimates. These statements are subject to risks and uncertainties and may not prove to be accurate. These risks and uncertainties include those associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers and other factors discussed under the heading "Risk Factors" as described in Ormat Technologies, Inc.'s Annual Report on Form 10- K filed with the Securities and Exchange Commission on February 25, 2022 and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. These forward- looking statements are made only as of the date hereof, and, except as required by applicable law, we undertake no obligation to update or revise the forward- looking statements, whether as a result of new information, future events or otherwise.

Annex 1- Smelter or Refiner Names in Supply Chain

Metal	Smelter Name	Smelter Country	Smelter Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Active
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	African Gold Refinery	UGANDA	Uncertified
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Uncertified
Gold	AU Traders and Refiners	SOUTH AFRICA	Uncertified
Gold	Augmont Enterprises Private Limited	INDIA	Active
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	Caridad	MEXICO	Uncertified
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Uncertified
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Uncertified
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Uncertified

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Uncertified
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Uncertified
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Uncertified
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Uncertified
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Uncertified
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Uncertified
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Uncertified
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Uncertified
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Uncertified
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Coast Refinery	GHANA	Uncertified
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Uncertified
Gold	Guangdong Jinding Gold Limited	CHINA	Uncertified
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Uncertified
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Uncertified
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Uncertified
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Uncertified
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Uncertified
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Uncertified
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Uncertified
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Uncertified
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	K.A. Rasmussen	NORWAY	Uncertified
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Uncertified
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Uncertified
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kundan Care Products Ltd.	INDIA	Uncertified
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Uncertified
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Uncertified
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Uncertified
Gold	Lingbao Gold Co., Ltd.	CHINA	Uncertified
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Uncertified
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Uncertified
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	MD Overseas	INDIA	Uncertified
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Uncertified
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Uncertified
Gold	Morris and Watson	NEW ZEALAND	Uncertified
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Uncertified
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Uncertified
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Uncertified
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Uncertified
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Uncertified
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Uncertified
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Uncertified
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Uncertified
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Uncertified
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Sai Refinery	INDIA	Uncertified
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Uncertified
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Active
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Uncertified
Gold	Sellem Industries Ltd.	MAURITANIA	Uncertified
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Uncertified
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Uncertified
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shirpur Gold Refinery Ltd.	INDIA	Uncertified
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Smelter Not Listed	JAPAN	Conformant
Gold	Smelter Not Listed	JAPAN	Conformant
Gold	Smelter Not Listed	CHINA	Uncertified

Gold	Smelter Not Listed	INDIA	Uncertified
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Uncertified
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sovereign Metals	INDIA	Uncertified
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Uncertified
Gold	Sudan Gold Refinery	SUDAN	Uncertified
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Uncertified
Gold	Tony Goetz NV	BELGIUM	Uncertified
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Uncertified
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Uncertified
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Uncertified
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining & Smelting	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	PRG Dooel	NORTH MACEDONIA	Uncertified
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Uncertified
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	CV Ayi Jaya	Indonesia	Uncertified
Tin	CV Venus Inti Perkasa	INDONESIA	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Uncertified

Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Uncertified
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Uncertified
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Uncertified
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Uncertified
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Uncertified
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Uncertified
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Uncertified
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Uncertified
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Uncertified
Tin	Precious Minerals and Smelting Limited	INDIA	Uncertified
Tin	PT Aries Kencana Sejahtera	Indonesia	Active
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Uncertified

Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Active
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Timah Nusantara	INDONESIA	Active
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Smelter Not Listed	RUSSIAN FEDERATION	Conformant
Tin	Smelter Not Listed	INDONESIA	Conformant
Tin	Smelter Not Listed	INDONESIA	Conformant
Tin	Smelter Not Listed	INDONESIA	Conformant
Tin	Smelter Not Listed	INDONESIA	Conformant
Tin	Smelter Not Listed	RWANDA	Conformant
Tin	Smelter Not Listed	INDONESIA	Uncertified
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Uncertified
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Uncertified
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company, Ltd.	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Uncertified
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Artek LLC	RUSSIAN FEDERATION	Uncertified
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	China Molybdenum Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Uncertified
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	GEM Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Uncertified
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Uncertified
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tungsten Industry Group Co. Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Smelter Not Listed	BRAZIL	Active
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	WBH,Wolfram [Austria]	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Uncertified
Tungsten	Xiamen H.C.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant

Annex 2- Reasonable Country of Origin (RCOI) Inquiry Results*

GOLD	TANTALUM	TIN	TUNGSTEN
ITALY	JAPAN	BELGIUM	AUSTRIA
ANDORRA	BRAZIL	BOLIVIA (PLURINATIONAL STATE OF)	BRAZIL
AUSTRALIA	CHINA	BRAZIL	CHINA
AUSTRIA	ESTONIA	CHINA	GERMANY
BELGIUM	GERMANY	INDIA	JAPAN
BRAZIL	INDIA	INDONESIA	KOREA, REPUBLIC OF
CANADA	JAPAN	JAPAN	PHILIPPINES
CHILE	KAZAKHSTAN	MALAYSIA	RUSSIAN FEDERATION
CHINA	MEXICO	MYANMAR	TAIWAN, PROVINCE OF CHINA
COLOMBIA	NORTH MACEDONIA	PERU	UNITED STATES OF AMERICA
CZECHIA	RUSSIAN FEDERATION	PHILIPPINES	VIET NAM
FRANCE	THAILAND	POLAND
GERMANY	UNITED STATES OF AMERICA	RUSSIAN FEDERATION
GHANA		RWANDA
INDIA		SPAIN
INDONESIA		TAIWAN, PROVINCE OF CHINA
ITALY		THAILAND
JAPAN		UNITED STATES OF AMERICA
KAZAKHSTAN		VIET NAM
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MALAYSIA
MAURITANIA
MEXICO
NETHERLANDS
NEW ZEALAND
NORWAY
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA

SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
ZIMBABWE

* As some smelters or refiners did not provide complete information on the location of mine in their CMRTs, and the Company was not able to establish with complete certainty, based on the suppliers’ 3TG sourcing information, the exact location for the processing of the minerals. Therefore, we have listed in the RCOI the closest indication provided as to the source of Conflict Minerals (i.e. the smelter or refiner country as reported in our relevant suppliers' CMRT declarations, if provided).